EXHIBIT 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated Axis Systems, Inc. 1997 Stock Plan and Miscellaneous Stock Option Agreements of our report dated January 10, 2003, with respect to the consolidated financial statements of Verisity Ltd. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/    ERNST & YOUNG LLP

Palo Alto, California

February 11, 2004